                                                             newsrelease
CTS CORPORATION  Elkhart, Indiana 46514  (574) 523-3800

February 3, 2011
FOR RELEASE:  Immediately

GORDON B. HUNTER JOINS CTS BOARD

Elkhart, IN…CTS Corporation (NYSE: CTS) announced that effective today Gordon B. Hunter has been elected to its Board of Directors.  Mr. Hunter is the Chairman, President and Chief Executive Officer of Littelfuse, Inc. (NASDAQ: LFUS) and currently sits on the Board of Veeco Instruments Inc. (NASDAQ:  VECO).

Mr. Hunter’s background and experience as a sitting CEO in an industry with similar markets and customers as CTS will be tremendously valuable.  His international manufacturing experience in Asia and strong product development background will benefit CTS’ growth strategies.

Prior to his present position, Mr. Hunter was Chief Operating Officer at Littelfuse, Inc.; Vice President, Optical Communications at Intel Corporation; Chief Executive Officer at Calmar Optcom, Inc.; and President of both Elo TouchSystems and Raychem HTS while at Raychem Corporation (now Tyco Electronics).  Mr. Hunter received his BS degree from the University of Liverpool, England and his MBA from the London Business School, England.

Commenting on CTS’ newest Board member, Chairman and Chief Executive Officer, Vinod M. Khilnani stated, “I am pleased with the addition of Mr. Hunter to our Board. In addition to his current CEO experience at a global company in an industry similar to CTS, he has experience with acquisition-driven growth and a desire to drive more growth through product innovation. He also brings an excellent understanding of R&D and commercialization around highly technical products, sound strategic acumen and international expertise to our Board.”

About Littelfuse
Littelfuse is the worldwide leader in circuit protection, offering the industry’s broadest and deepest portfolio of circuit protection products and solutions. Backed by industry-leading technical support, design and manufacturing expertise, Littelfuse products are vital components in virtually every product that uses electrical energy, including portable and consumer electronics, automobiles, industrial equipment and telecom/datacom circuits. In addition to its Chicago, Illinois, world headquarters, Littelfuse has over 20 sales, distribution, manufacturing and engineering facilities in the Americas, Europe and Asia. For more information, please visit Littelfuse’s Web site at www.littelfuse.com.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates; pricing pressures and reduction in demand for CTS’ products, especially if economic conditions do not recover or continue to worsen in CTS’ served markets, including but not limited to: the automotive, computer equipment or communications markets; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability or ongoing viability; risks associated with CTS’ international operations, including trade and tariff barriers; currency fluctuations and their effects on our results of operations and financial position; changes in performance of equity and debt markets that could affect the valuation of the assets in CTS’ pension plans and the accounting for pension assets, liabilities and expenses; political and geopolitical risks; rapid technological change in the automotive, communications and computer industries; reliance on key customers; CTS’ ability to protect its intellectual property; and potential costs and liabilities related to customer recalls. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the Securities and Exchange Commission available at http://www.ctscorp.com/investor_relations/investor.htm.  CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                 Donna L. Belusar, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director of Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 523-3800  FAX (574) 293-6146